AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT SUB-ADVISORY AGREEMENT is made as of April 1, 2023 by and between Homestead Advisers Corp. (f/k/a RE Advisers Corporation), a Virginia corporation (the “Adviser”) and Harding Loevner LP, a Delaware limited partnership (the “Sub-adviser”).

WHEREAS, the Adviser has entered into an Investment Management Agreement dated September 28, 2007, as amended from time to time, with Homestead Funds, Inc. (the “Company”), on behalf of its International Equity Fund (the “Fund”), which is a series of the Company; and

WHEREAS, the Adviser and the Sub-adviser entered into an investment sub-advisory agreement dated January 6, 2016 (the “Sub-Advisory Agreement”) under which the Sub-adviser furnishes certain investment advisory services to the Fund; and

WHEREAS, the Adviser and the Sub-adviser desire to amend the Sub-Advisory Agreement to set the annualized rate of sub-advisory fees under the agreement at a flat amount at all asset levels, as described in below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.	Amendment.

a.	Schedule 1 is hereby deleted in its entirety and replaced as follows:

Schedule 1

To

Investment Sub-Advisory Agreement

By and Between

Homestead Advisers Corp.

And

Harding Loevner LP

Dated as of April 1, 2023

Sub-Advisory Fees

0.50%

b.	All references to “RE Advisers Corporation” in the Sub-Advisory Agreement are hereby replaced with “Homestead Advisers Corp.”

2.	Miscellaneous.

a.	Except as amended hereby, the Sub-Advisory Agreement shall remain in full force and effect.

b.	This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

HARDING LOEVNER LP

By: /s/ Aaron Bellish

Name: Aaron Bellish

Title: CEO

HOMESTEAD ADVISERS CORP.

By: /s/ Mark D. Santero

Name: Mark D. Santero

Title: President and CEO

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